Exhibit 99.1

July 16, 2026

Simmons First National Corporation Reports Second Quarter Results

FINANCIAL HIGHLIGHTS	2Q26	1Q26	2Q25	2Q26 Highlights
INCOME STATEMENT SUMMARY (in millions)

Comparisons reflect 2Q26 vs 1Q26 unless otherwise noted

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Net income of $66.7 million and diluted EPS of $0.46

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Adjusted net income[1] of $72.2 million and adjusted diluted EPS[1] of $0.50

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ROAA of 1.09% and ROE of 7.69%

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Adjusted ROAA[1] of 1.17%; adjusted ROTCE[1] of 14.37%

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Total revenue of $248.6 million and PPNR[1] of $100.8 million

•

Net interest margin unchanged at 3.84%; cost of deposits down 3 bps to 1.93%

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Efficiency ratio of 58.72%; adjusted efficiency ratio[1] of 54.26%

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Unfunded commitments up 8%

•

Noninterest bearing deposits up 6% annualized

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Provision expense exceeded net charge-offs by $8.3 million

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NCO ratio at 20 bps for 2Q26; ACL at 1.32%

•

Repurchased 0.7 million shares during the quarter

Total revenue	$248.6	$241.4	$214.2
Adjusted total revenue[1]	248.6	241.4	214.2
Pre-provision net revenue[1] (PPNR)	100.8	100.7	75.6
Adjusted pre-provision net revenue[1]	108.2	100.7	77.3
Provision for credit losses	17.4	14.6	11.9
Net income	66.7	68.5	54.8
Adjusted net income[1]	72.2	68.6	56.1
PER SHARE DATA
Diluted earnings	$0.46	$0.47	$0.43
Adjusted diluted earnings[1]	0.50	0.47	0.44
Cash dividend declared	0.2150	0.2150	0.2125
BALANCE SHEET (in millions)
Total loans	$18,062	$17,933	$17,111
Total deposits	19,728	20,203	21,825
Total assets	24,777	24,693	26,694
Total shareholders’ equity	3,482	3,438	3,549
ASSET QUALITY
Net charge-off ratio (NCO ratio)	0.20%	0.21%	0.25%
Allowance for credit losses to loans (ACL)	1.32	1.28	1.48
CAPITAL RATIOS
Equity to assets (EA) ratio	14.05%	13.92%	13.30%
Tangible common equity (TCE) ratio[1]	8.91	8.74	8.46
Common equity tier 1 (CET1) ratio	11.60	11.58	12.36
Total risk-based capital ratio	14.35	14.36	14.42
OTHER RATIOS
Return on average assets	1.09%	1.13%	0.82%
Adjusted return on average assets[1]	1.17	1.13	0.84
Return on average common equity	7.69	8.01	6.20
Return on average tangible common equity[1]	13.32	13.90	10.73
Adj. return on avg. tangible common equity[1]	14.37	13.91	10.97
Net interest margin (FTE)[2]	3.84	3.84	3.06
Efficiency ratio	58.72	57.56	62.82
Adjusted efficiency ratio[1]	54.26	56.16	60.52

Jay Brogdon, Simmons’ President and CEO, commented on second quarter 2026 results:

“Simmons delivered continued expansion in returns in the second quarter, reflecting revenue growth coupled with disciplined expense control. Committed loan production reached $1.8 billion, its highest quarterly level in almost four years, partially offset by expected paydowns, while our focus on disciplined loan and deposit pricing supported a stable net interest margin. Underlying trends in asset quality remain constructive, with net charge-offs of 20 basis points, provision expense exceeding net charge-offs by $8.3 million and continued positive trends in classified and criticized loans, even as we manage a single relationship that fully migrated to nonperforming in the second quarter.

During the quarter, the continued execution of efficiency initiatives more than funded our investments in the business, reflecting ongoing progress of our continuous improvement mindset. These actions included the elimination of certain positions and further optimization of our real estate footprint through meaningful square footage reductions.

As we look to the remainder of the year, we expect to sharpen our focus on the disciplined execution of these types of initiatives, which we believe will more than fund additional investments designed to further enhance the quality and sustainability of our organic growth outlook.”

Simmons First National Corporation (NASDAQ: SFNC) (Simmons or Company) today reported net income of $66.7 million for the second quarter of 2026, compared to net income of $68.5 million for the first quarter of 2026 and $54.8 million for the second quarter of 2025. Diluted earnings per share were $0.46 for the second quarter of 2026, compared to $0.47 for the first quarter of 2026 and $0.43 for the second quarter of 2025. Adjusted earnings1 for the second quarter of 2026 were $72.2 million, compared to $68.6 million for the first quarter of 2026 and $56.1 million for the second quarter of 2025. Adjusted diluted earnings per share1 for the second quarter of 2026 were $0.50, compared to $0.47 for the first quarter of 2026 and $0.44 for the second quarter of 2025.

For the second quarter of 2026, return on average assets was 1.09 percent and return on average common equity was 7.69 percent. Adjusted return on average assets1 was 1.17 percent and adjusted return on average tangible common equity1 was 14.37 percent.

The table below summarizes the impact of certain items, consisting primarily of branch/real estate rightsizing costs, severance/early retirement program costs, FDIC deposit insurance special assessment and certain professional services. These items are also described in further detail in the “Reconciliation of Non-GAAP Financial Measures” tables contained in this press release.

Impact of Certain Items on Earnings and Diluted Earnings Per Share (EPS)

$ in millions, except per share data	2Q26	1Q26	2Q25
Net income	$66.7	$68.5	$54.8
Branch/real estate rightsizing costs, net	6.1	0.6	0.2
Severance/early retirement program costs	1.3	0.3	1.6
FDIC deposit insurance special assessment	—	(2.0)	—
Certain professional services	—	1.2	—

Total pre-tax impact	7.4	0.1	1.8
Tax effect	(1.9)	—	(0.5)

Total impact on earnings	5.5	0.1	1.3

Adjusted earnings[1,3]	$72.2	$68.6	$56.1

Diluted EPS	$0.46	$0.47	$0.43
Branch/real estate rightsizing costs, net	0.04	—	—
Severance/early retirement program costs	0.01	—	0.01
FDIC deposit insurance special assessment	—	(0.01)	—
Certain professional services	—	0.01	—

Total pre-tax impact	0.05	—	0.01
Tax effect	(0.01)	—	—

Total impact on earnings	0.04	—	0.01

Adjusted Diluted EPS[1]	$0.50	$0.47	$0.44

Net Interest Income

Net interest income for the second quarter of 2026 totaled $200.6 million, up $3.5 million, or 7 percent annualized, compared to $197.2 million for the first quarter of 2026 and up $28.8 million, or 17 percent, compared to $171.8 million for the second quarter of 2025. The increase in net interest income on a linked quarter basis was primarily due to a $5.9 million increase in interest income, driven by a $7.0 million increase in loan interest income, offset in part by a $2.4 million increase in interest expense. The increase in net interest income on a year-over-year basis was primarily due to a $36.1 million decrease in interest expense, which included a $30.8 million decrease in interest bearing deposit costs and a $5.3 million decrease in the cost of other interest bearing liabilities. The decrease in interest expense compared to the prior year quarter reflected a reduction in wholesale funding as a result of the balance sheet repositioning completed in the third quarter of 2025, as well as a lower interest rate environment.

Net interest margin for the second quarter of 2026 on a fully taxable equivalent (FTE) basis2 was 3.84 percent, unchanged from first quarter 2026 levels and up 78 basis points compared to 3.06 percent for the second quarter of 2025. The increase in net interest margin on a year-over-year basis primarily reflected the balance sheet repositioning that was completed during the third quarter of 2025.

Select Yield/Rates	2Q26	1Q26	4Q25	3Q25	2Q25
Loan yield (FTE)[2]	6.15%	6.16%	6.23%	6.31%	6.26%
Investment securities yield (FTE)[2]	4.26	4.25	4.30	4.01	3.48
Cost of interest bearing deposits	2.46	2.47	2.62	2.86	2.97
Cost of deposits	1.93	1.96	2.04	2.25	2.36
Net interest spread (FTE)[2]	3.26	3.27	3.18	2.86	2.41
Net interest margin (FTE)[2]	3.84	3.84	3.81	3.50	3.06

Noninterest Income

Noninterest income for the second quarter of 2026 was $47.9 million, compared to $44.2 million in the first quarter of 2026 and $42.4 million in the second quarter of 2025. The increase in noninterest income on a linked quarter basis was primarily due to an increase in swap fee income and a positive valuation adjustment on Small Business Investment Company (SBIC) investments in the second quarter of 2026, both of which are included in other income in the table below.

Noninterest Income $ in millions	2Q26	1Q26	4Q25	3Q25	2Q25
Service charges on deposit accounts	$12.3	$12.7	$12.7	$13.0	$12.6
Wealth management fees	10.2	10.5	10.3	10.0	9.5
Debit and credit card fees	9.0	8.5	8.7	8.5	8.6
Mortgage lending income	2.0	1.9	2.2	2.3	1.7
Other service charges and fees	1.6	1.6	1.5	1.5	1.3
Bank owned life insurance	4.2	4.2	3.9	3.9	3.9
Gain (loss) on sale of securities	—	—	—	(801.5)	—
Other income	8.6	4.8	12.4	6.1	4.8

Total noninterest income	$47.9	$44.2	$51.7	$(756.2)	$42.4

Adjusted noninterest income[1]	$47.9	$44.2	$51.7	$45.9	$42.4

Noninterest Expense

Noninterest expense for the second quarter of 2026 was $147.7 million, compared to $140.7 million in the first quarter of 2026 and $138.6 million in the second quarter of 2025. Included in noninterest expense are certain items consisting of branch/real estate rightsizing costs, severance/early retirement program costs, FDIC deposit insurance special assessment and certain professional services. Collectively, these items totaled $7.4 million in the second quarter of 2026, $30 thousand in the first quarter of 2026 and $1.8 million in the second quarter of 2025. Excluding these items (which are described in the “Reconciliation of Non-GAAP Financial Measures” table below) adjusted noninterest expense1 was $140.3 million in the second quarter of 2026, $140.6 million in the first quarter of 2026 and $136.8 million in the second quarter of 2025. The efficiency ratio for the second quarter of 2026 was 58.72 percent, compared to 57.56 percent for the first quarter of 2026 and 62.82 percent for the second quarter of 2025. The adjusted efficiency ratio1 was 54.26 percent for the second quarter of 2026, compared to 56.16 percent for the first quarter of 2026 and 60.52 percent for the second quarter of 2025.

Noninterest Expense $ in millions	2Q26	1Q26	4Q25	3Q25	2Q25
Salaries and employee benefits	$75.6	$75.9	$72.9	$76.2	$73.9
Occupancy expense, net	14.7	12.2	11.6	12.1	11.8
Furniture and equipment	5.7	5.4	5.3	5.3	5.5
Deposit insurance	4.5	2.3	4.7	5.2	4.9
Other real estate and foreclosure expense	0.7	0.3	0.4	0.2	0.2
Other operating expenses	46.6	44.5	44.8	43.0	42.3

Total noninterest expense	$147.7	$140.7	$139.9	$142.0	$138.6

Adjusted salaries and employee benefits[1]	$74.3	$75.6	$72.9	$75.9	$72.3
Adjusted other operating expenses[1]	44.2	43.1	44.0	41.5	42.5
Adjusted noninterest expense[1]	140.3	140.6	138.6	139.7	136.8
Efficiency ratio	58.72%	57.56%	55.52%	(25.11)%	62.82%
Adjusted efficiency ratio[1]	54.26	56.16	53.64	57.72	60.52
Full-time equivalent employees	2,909	2,913	2,917	2,883	2,947
Number of financial centers	220	221	222	223	223

Loans and Unfunded Loan Commitments

Total loans at the end of the second quarter of 2026 were $18.1 billion, up $129.5 million, or 3 percent annualized, compared to $17.9 billion at the end of the first quarter of 2026, and up $951.3 million, or 6 percent, compared to $17.1 billion at the end of the second quarter of 2025. The increase in total loans on a linked quarter basis was driven by increases in agricultural, commercial real estate and consumer and other portfolios, offset in part by a decrease in real estate construction. Unfunded loan commitments at the end of the second quarter of 2026 were $4.4 billion, compared to $4.1 billion at the end of the first quarter of 2026 and $3.9 billion at the end of the second quarter of 2025. The commercial loan pipeline totaled $1.4 billion at the end of the second quarter of 2026, and ready-to-close commercial loans totaled $374 million with a weighted average rate of 6.73 percent.

Loans and Unfunded Loan Commitments $ in millions	2Q26	1Q26	4Q25	3Q25	2Q25
Total loans	$18,062	$17,933	$17,492	$17,189	$17,111
Unfunded loan commitments	4,384	4,068	3,871	3,955	3,947

Deposits and Other Borrowings

Total deposits at the end of the second quarter of 2026 were $19.7 billion, compared to $20.2 billion at the end of the first quarter of 2026 and $21.8 billion at the end of the second quarter of 2025. Noninterest bearing deposits totaled $4.4 billion at the end of the second quarter of 2026, up $60.8 million, or 6 percent annualized, compared to $4.3 billion at the end of the first quarter of 2026. Interest bearing deposits at the end of the second quarter of 2026 totaled $15.4 billion, compared to $15.9 billion at the end of the first quarter of 2026 and $17.4 billion at the end of the second quarter of 2025. The decrease in interest bearing deposits on a linked quarter basis was driven by lower levels of interest bearing transaction accounts and savings accounts, and time deposits, coupled with a reduction in the utilization of brokered deposits given pricing relative to FHLB advances. The decrease in total deposits on a year-over-year basis primarily reflects a reduction of higher rate, non-relationship wholesale and public fund deposits as part of the balance sheet repositioning completed during the third quarter of 2025.

Other borrowings at the end of the second quarter of 2026 were $941.3 million, compared to $446.8 million at the end of the first quarter of 2026 and $634.3 million at the end of the second quarter of 2025. The increase in other borrowings on a linked quarter basis reflected increased utilization of short-term FHLB advances given favorable pricing.

Deposits $ in millions	2Q26	1Q26	4Q25	3Q25	2Q25
Noninterest bearing deposits	$4,350	$4,290	$4,330	$4,377	$4,468
Interest bearing transaction accounts	10,332	10,667	10,453	10,289	10,532
Time deposits	3,233	3,334	3,508	3,331	3,588
Brokered deposits	1,813	1,912	1,893	1,841	3,237

Total deposits	$19,728	$20,203	$20,184	$19,838	$21,825

Noninterest bearing deposits to total deposits	22%	21%	21%	22%	20%
Total loans to total deposits	92	89	87	87	78

Asset Quality

Provision for credit losses on loans totaled $17.4 million for the second quarter of 2026, compared to $14.6 million in the first quarter of 2026 and $11.9 million in the second quarter of 2025. Net charge-offs as a percentage of average loans for the second quarter of 2026 were 20 basis points, compared to 21 basis points in the first quarter of 2026 and 25 basis points in the second quarter of 2025. Provision for credit losses on loans exceeded net charge-offs by $8.3 million during the second quarter of 2026. The allowance for credit losses on loans at the end of the second quarter of 2026 was $238.2 million, compared to $229.9 million at the end of the first quarter of 2026 and $253.5 million at the end of the second quarter of 2025. The allowance for credit losses on loans as a percentage of total loans at the end of the second quarter of 2026 was 1.32 percent, compared to 1.28 percent at the end of the first quarter of 2026 and 1.48 percent at the end of the second quarter of 2025.

Loans past due 30-89 days as a percentage of total loans were 29 basis points at the end of the second quarter of 2026, compared to 51 basis points at the end of the first quarter of 2026 and 17 basis points at the end of the second quarter of 2025. Total nonperforming loans at the end of the second quarter of 2026 totaled $166.0 million, compared to $141.9 million at the end of the first quarter of 2026 and $157.2 million at the end of the second quarter of 2025. The increase in nonperforming loans on a linked quarter basis primarily reflected further migration of the remaining portion of a single 1-4 family real estate construction relationship previously disclosed in the first quarter of 2026. The nonperforming loan coverage ratio ended the second quarter of 2026 at 143 percent, compared to 162 percent at the end of the first quarter of 2026 and 161 percent at the end of the second quarter of 2025. Total nonperforming assets as a percentage of total assets were 72 basis points at the end of the second quarter of 2026, compared to 63 basis points at the end of the first quarter of 2026 and 62 basis points at the end of the second quarter of 2025.

Asset Quality $ in millions	2Q26	1Q26	4Q25	3Q25	2Q25
Allowance for credit losses on loans to total loans	1.32%	1.28%	1.28%	1.50%	1.48%
Allowance for credit losses on loans to nonperforming loans	143	162	199	168	161
Nonperforming loans to total loans	0.92	0.79	0.64	0.90	0.92
Net charge-off ratio (annualized)	0.20	0.21	1.12	0.25	0.25
Net charge-off ratio YTD (annualized)	0.21	0.21	0.47	0.24	0.24
Loans past due 30-89 days to total loans	0.29	0.51	0.27	0.11	0.17
Total nonperforming loans	$166.1	$141.9	$112.7	$153.9	$157.2
Total other nonperforming assets	11.1	12.6	12.4	6.8	9.5

Total nonperforming assets	$177.2	$154.5	$125.1	$160.7	$166.7

Reserve for unfunded commitments	$25.6	$25.6	$25.6	$25.6	$25.6

Capital

Total stockholders’ equity at the end of the second quarter of 2026 was $3.5 billion, compared to $3.4 billion at the end of the first quarter of 2026 and $3.5 billion at the end of the second quarter of 2025. Book value per share at the end of the second quarter of 2026 was $24.11, compared to $23.70 at the end of the first quarter of 2026 and $28.17 at the end of the second quarter of 2025. Tangible book value per share1 at the end of the second quarter of 2026 was $14.42, compared to $14.03 at the end of the first quarter of 2026 and $16.97 at the end of the second quarter of 2025. The increase in book value per share and tangible book value per share on a linked quarter basis was primarily due to a $35.6 million increase in undivided profits. The year-over-year decline in book value per share and tangible book value per share was primarily due to the balance sheet repositioning completed in the third quarter of 2025.

Total stockholders’ equity as a percentage of total assets at the end of the second quarter of 2026 was 14.1 percent, compared to 13.9 percent at the end of first quarter of 2026 and 13.3 percent at the end of the second quarter of 2025. Tangible common equity as a percentage of tangible assets1 was 8.9 percent at the end of the second quarter of 2026, compared to 8.7 percent at the end of the first quarter of 2026 and 8.5 percent at the end of the second quarter of 2025. Both Simmons and its principal subsidiary, Simmons Bank, continue to maintain regulatory capital ratios significantly above “well-capitalized” regulatory guidelines.

Select Capital Ratios	2Q26	1Q26	4Q25	3Q25	2Q25
Stockholders’ equity to total assets	14.1%	13.9%	13.9%	13.9%	13.3%
Tangible common equity to tangible assets[1]	8.9	8.7	8.7	8.5	8.5
Common equity tier 1 (CET1) ratio	11.6	11.6	11.6	11.5	12.4
Tier 1 leverage ratio	10.2	10.1	10.1	9.6	10.0
Tier 1 risk-based capital ratio	11.6	11.6	11.6	11.5	12.4
Total risk-based capital ratio	14.4	14.4	14.4	15.1	14.4

Share Repurchase Program

During the second quarter of 2026, Simmons repurchased approximately 0.7 million shares of its Class A common stock at an average price of $21.52 under its 2026 stock repurchase program (2026 Program). Remaining authorization under the 2026 Program as of June 30, 2026, was approximately $161 million. The timing, pricing and amount of any repurchases under the 2026 Program will be determined by Simmons’ management at its discretion based on a variety of factors, including, but not limited to, market conditions, trading volume and market price of Simmons’ common stock, Simmons’ capital needs, Simmons’ working capital and investment requirements, other corporate considerations, economic conditions, and legal requirements. The 2026 Program does not obligate Simmons to repurchase any common stock and may be modified, discontinued or suspended at any time without prior notice.

(1)	Non-GAAP measurement. See “Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Financial Measures” below
(2)	FTE – fully taxable equivalent basis using an effective tax rate of 26.135%
(3)	In this press release, “Adjusted Earnings” may also be referred to as “Adjusted Net Income”

Conference Call

Management will conduct a live conference call to review this information beginning at 7:30 a.m. Central Time on Friday, July 17, 2026. Interested parties can listen to this call by dialing toll-free 1-844-481-2779 (North America only) and asking for the Simmons First National Corporation conference call, conference ID 10210202. In addition, the call will be available live or in recorded version on Simmons’ website at simmonsbank.com for at least 60 days following the date of the call.

Simmons First National Corporation

Simmons First National Corporation (NASDAQ: SFNC) is a Mid-South based financial holding company that has paid cash dividends to its shareholders for 117 consecutive years. Its principal subsidiary, Simmons Bank, operates 220 branches in Arkansas, Kansas, Missouri, Oklahoma, Tennessee and Texas. Founded in 1903, Simmons Bank offers comprehensive financial solutions delivered with a client-centric approach. Recently, Simmons Bank was recognized by Newsweek as one of America’s Best Regional Banks and Credit Unions 2026 and by Forbes as one of America’s Best-In-State Companies 2026. In 2025, Simmons Bank was recognized by Newsweek as one of America’s Greatest Workplaces 2025 in Arkansas and one of America’s Best Regional Banks 2025, and by U.S. News & World Report as one of the 2024-2025 Best Companies to Work For in the South. Additional information about Simmons Bank can be found on our website at simmonsbank.com, by following @Simmons_Bank on X or by visiting our newsroom.

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (GAAP). The Company’s management uses these non-GAAP financial measures in their analysis of the Company’s performance. These measures adjust GAAP performance measures to, among other things, include the tax benefit associated with revenue items that are tax-exempt, as well as exclude from net income (including on a per share diluted basis), pre-tax, pre-provision earnings, net charge-offs, income available to common shareholders, noninterest income, and noninterest expense certain income and expense items attributable to, for example, branch/real estate rightsizing costs, severance/early retirement program costs, FDIC deposit insurance special assessment and certain professional services.

In addition, the Company also presents certain figures based on tangible common stockholders’ equity, tangible assets and tangible book value, which exclude goodwill and other intangible assets. The Company further presents certain figures that are exclusive of the impact of deposits and/or loans acquired through acquisitions, mortgage warehouse loans, and/or energy loans, or gains and/or losses on the sale of securities. The Company’s management believes that these non-GAAP financial measures are useful to investors because they, among other things, present the results of the Company’s ongoing operations without the effect of mergers or other items not central to the Company’s ongoing business, as well as normalize for tax effects and certain other effects. Management, therefore, believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s ongoing businesses, and management uses these non-GAAP financial measures to assess the performance of the Company’s ongoing businesses as related to prior financial periods. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the tables of this release.

Forward-Looking Statements

Certain statements in this press release may not be based on historical facts and should be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, including, without limitation, statements made in Mr. Brogdon’s quote, may be identified by reference to future periods or by the use of forward-looking terminology, such as “believe,” “budget,” “expect,” “foresee,” “anticipate,” “intend,” “indicate,” “target,” “estimate,” “plan,” “project,” “continue,” “contemplate,” “positions,” “prospects,” “predict,” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could,” “might” or “may,” or by variations of such words or by similar expressions. These forward-looking statements include, without limitation, statements relating to Simmons’ future growth, business strategies, lending capacity and lending activity, loan demand, revenue, assets, asset quality, profitability, dividends, net interest margin, non-interest revenue, share repurchase program, acquisition strategy, digital banking initiatives, the Company’s ability to recruit and retain key employees, the adequacy of the allowance for credit losses, future economic conditions and interest rates, and the adequacy of reserve levels for loans. Any forward-looking statement speaks only as of the date of this press release, and Simmons undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date of this press release. By nature, forward-looking statements are based on various assumptions and involve inherent risk and uncertainties. Various factors, including, but not limited to, changes in economic conditions, changes in credit quality, changes in interest rates and related governmental policies, the effects of a government shutdown, changes in loan demand, changes in deposit flows, changes in real estate values, changes in the assumptions used in making the forward-looking statements, changes in the securities markets generally or the price of Simmons’ common stock specifically, changes in information technology affecting the financial industry, and changes in customer behaviors, including consumer spending, borrowing, and saving habits; changes in tariff policies; general economic and market conditions; changes in governmental administrations; market disruptions including pandemics or significant health hazards, severe weather conditions, natural disasters, terrorist activities, financial crises, political crises, war and other military conflicts (including the ongoing military conflicts in the Middle East and between Russia and Ukraine) or other major events, or the prospect of these events; the soundness of other financial institutions and any indirect exposure related to the closings of other financial institutions and their impact on the broader market through other customers, suppliers and partners, or that the conditions which resulted in the liquidity concerns experienced by closed financial institutions may also adversely impact, directly or indirectly, other financial institutions and market participants with which the Company has commercial or deposit relationships; increased inflation; the loss of key employees; increased competition in the markets in which the Company operates and from non-bank financial institutions; increased unemployment; labor shortages; claims, damages, and fines related to litigation or government actions; changes in accounting principles relating to loan loss recognition (current expected credit losses); fraud that results in material losses or that the Company has not discovered yet that may result in material losses; the Company’s ability to manage and successfully integrate its mergers and acquisitions and to fully realize cost savings and other benefits associated with acquisitions; increased delinquency and foreclosure rates on commercial real estate loans; significant increases in nonaccrual loan balances; cyber or other information technology threats, attacks or events; emerging issues related to the development and use of artificial intelligence that could give rise to legal or regulatory action or increase cybersecurity threats; reliance on third parties for key services; government legislation; and other factors, many of which are beyond the control of the Company, could cause actual results to differ materially from those projected in or contemplated by the forward-looking statements. In addition, there can be no guarantee that the board of directors (Board) of Simmons will approve a quarterly dividend in future quarters, and the timing, payment, and amount of future dividends (if any) is subject to, among other things, the discretion of the Board and may differ significantly from past dividends. Additional information on factors that might affect the Company’s financial results is included in the Company’s Form 10-K for the year ended December 31, 2025, the Company’s Form 10-Q for the quarter ended March 31, 2026, and other reports that the Company has filed with or furnished to the U.S. Securities and Exchange Commission (the SEC), all of which are available from the SEC on its website, www.sec.gov.

FOR MORE INFORMATION CONTACT:

Ed Bilek, EVP, Director of Investor and Media Relations

ed.bilek@simmonsbank.com

205.612.3378 (cell)

Simmons First National Corporation	SFNC
Consolidated End of Period Balance Sheets For the Quarters Ended (Unaudited)

	Jun 30 2026	Mar 31 2026	Dec 31 2025	Sep 30 2025	Jun 30 2025
($ in thousands)
ASSETS
Cash and noninterest bearing balances due from banks	$377,602	$342,603	$380,439	$377,604	$398,081
Interest bearing balances due from banks and federal funds sold	211,882	205,880	331,474	266,013	246,381

Cash and cash equivalents	589,484	548,483	711,913	643,617	644,462
Interest bearing balances due from banks - time	100	100	100	100	100
Investment securities - held-to-maturity	—	—	—	—	3,591,531
Investment securities - available-for-sale	3,077,181	3,152,286	3,266,221	3,319,277	2,405,320
Mortgage loans held for sale	16,450	14,311	17,438	15,507	16,972
Assets held in trading accounts	14,541	14,543	11,685	12,695	—
Loans:
Loans	18,062,369	17,932,883	17,492,179	17,188,817	17,111,096
Allowance for credit losses on loans	(238,227)	(229,908)	(224,377)	(258,006)	(253,537)

Net loans	17,824,142	17,702,975	17,267,802	16,930,811	16,857,559
Premises and equipment	552,435	557,873	561,220	568,343	573,160
Foreclosed assets and other real estate owned	11,080	12,475	12,009	6,386	8,794
Interest receivable	103,016	101,557	104,062	104,383	120,443
Bank owned life insurance	545,252	542,486	540,001	539,372	535,481
Goodwill	1,320,799	1,320,799	1,320,799	1,320,799	1,320,799
Other intangible assets	78,228	81,325	84,423	87,520	90,617
Other assets	644,108	643,570	643,204	659,352	528,382

Total assets	$24,776,816	$24,692,783	$24,540,877	$24,208,162	$26,693,620

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest bearing transaction accounts	$4,350,474	$4,289,697	$4,330,211	$4,377,232	$4,468,237
Interest bearing transaction accounts and savings deposits	11,133,265	11,311,979	11,141,169	10,932,914	11,176,791
Time deposits	4,244,371	4,601,107	4,712,658	4,527,587	6,179,962

Total deposits	19,728,110	20,202,783	20,184,038	19,837,733	21,824,990
Federal funds purchased and securities sold under agreements to repurchase	46,216	8,708	21,383	22,348	31,306
Other borrowings	941,256	446,756	302,253	18,832	634,349
Subordinated notes and debentures	312,028	315,700	317,714	648,976	366,369
Accrued interest and other liabilities	267,347	281,102	296,249	326,310	287,396

Total liabilities	21,294,957	21,255,049	21,121,637	20,854,199	23,144,410

Stockholders’ equity:
Common stock	1,444	1,451	1,448	1,447	1,260
Surplus	2,837,845	2,848,952	2,846,581	2,848,977	2,518,286
Undivided profits	937,307	901,696	864,341	817,022	1,410,564
Accumulated other comprehensive (loss) income	(294,737)	(314,365)	(293,130)	(313,483)	(380,900)

Total stockholders’ equity	3,481,859	3,437,734	3,419,240	3,353,963	3,549,210

Total liabilities and stockholders’ equity	$24,776,816	$24,692,783	$24,540,877	$24,208,162	$26,693,620

Simmons First National Corporation	SFNC
Consolidated Statements of Income - Quarter-to-Date
For the Quarters Ended (Unaudited)

	Jun 30 2026	Mar 31 2026	Dec 31 2025	Sep 30 2025	Jun 30 2025
($ in thousands, except per share data)
INTEREST INCOME
Loans (including fees)	$274,271	$267,287	$270,868	$269,210	$265,373
Interest bearing balances due from banks and federal funds sold	2,058	2,320	2,485	6,421	2,531
Investment securities	31,013	31,882	33,833	37,464	46,898
Mortgage loans held for sale	202	203	227	229	221
Assets held in trading accounts	136	122	118	99	—

TOTAL INTEREST INCOME	307,680	301,814	307,531	313,423	315,023

INTEREST EXPENSE
Time deposits	36,996	39,949	41,989	49,064	57,231
Other deposits	58,536	57,653	60,516	67,546	69,108
Federal funds purchased and securities	—
sold under agreements to repurchase	426	36	57	72	59
Other borrowings	5,873	1,746	2,138	2,957	10,613
Subordinated notes and debentures	5,222	5,262	5,535	7,123	6,188

TOTAL INTEREST EXPENSE	107,053	104,646	110,235	126,762	143,199

NET INTEREST INCOME	200,627	197,168	197,296	186,661	171,824

PROVISION FOR CREDIT LOSSES
Provision for credit losses on loans	17,434	14,622	15,116	15,180	11,945
Provision for credit losses on investment securities - HTM	—	—	—	(3,214)	—

TOTAL PROVISION FOR CREDIT LOSSES	17,434	14,622	15,116	11,966	11,945

NET INTEREST INCOME AFTER PROVISION
FOR CREDIT LOSSES	183,193	182,546	182,180	174,695	159,879

NONINTEREST INCOME
Service charges on deposit accounts	12,329	12,656	12,669	13,045	12,588
Debit and credit card fees	9,008	8,503	8,660	8,478	8,567
Wealth management fees	10,240	10,533	10,337	9,965	9,464
Mortgage lending income	1,994	1,854	2,232	2,259	1,687
Bank owned life insurance income	4,218	4,218	3,942	3,943	3,890
Other service charges and fees (includes insurance income)	1,551	1,606	1,503	1,474	1,321
Gain (loss) on sale of securities	—	—	—	(801,492)	—
Other income	8,599	4,827	12,365	6,141	4,837

TOTAL NONINTEREST INCOME	47,939	44,197	51,708	(756,187)	42,354

NONINTEREST EXPENSE
Salaries and employee benefits	75,590	75,885	72,924	76,249	73,862
Occupancy expense, net	14,715	12,218	11,636	12,106	11,844
Furniture and equipment expense	5,739	5,423	5,304	5,275	5,474
Other real estate and foreclosure expense	695	315	432	200	216
Deposit insurance	4,450	2,295	4,736	5,175	4,917
Other operating expenses	46,550	44,537	44,830	43,027	42,276

TOTAL NONINTEREST EXPENSE	147,739	140,673	139,862	142,032	138,589

NET INCOME (LOSS) BEFORE INCOME TAXES	83,393	86,070	94,026	(723,524)	63,644
Provision for income taxes	16,702	17,526	15,948	(160,732)	8,871

NET INCOME (LOSS)	$66,691	$68,544	$78,078	$(562,792)	$54,773

BASIC EARNINGS PER SHARE	$0.46	$0.47	$0.54	$(4.01)	$0.43

DILUTED EARNINGS PER SHARE	$0.46	$0.47	$0.54	$(4.00)	$0.43

Simmons First National Corporation	SFNC
Consolidated Risk-Based Capital
For the Quarters Ended (Unaudited)

	Jun 30 2026	Mar 31 2026	Dec 31 2025	Sep 30 2025	Jun 30 2025
($ in thousands)
Tier 1 capital
Stockholders’ equity	$3,481,859	$3,437,734	$3,419,240	$3,353,963	$3,549,210
Disallowed intangible assets, net of deferred tax	(1,367,717)	(1,370,562)	(1,374,839)	(1,376,255)	(1,379,104)
Unrealized loss (gain) on AFS securities	294,737	314,365	293,130	313,483	380,900

Total Tier 1 capital	2,408,879	2,381,537	2,337,531	2,291,191	2,551,006

Tier 2 capital
Subordinated notes and debentures	312,028	315,700	317,714	648,976	366,369
Subordinated debt phase out	—	—	—	(198,000)	(198,000)
Qualifying allowance for loan losses and reserve for unfunded commitments	259,693	255,537	250,006	248,710	258,079

Total Tier 2 capital	571,721	571,237	567,720	699,686	426,448

Total risk-based capital	$2,980,600	$2,952,774	$2,905,251	$2,990,877	$2,977,454

Risk weighted assets	$20,771,268	$20,565,445	$20,106,493	$19,861,879	$20,646,324

Adjusted average assets for leverage ratio	$23,617,439	$23,487,513	$23,224,638	$23,963,356	$25,606,135

Ratios at end of quarter
Equity to assets	14.05%	13.92%	13.93%	13.85%	13.30%
Tangible common equity to tangible assets (1)	8.91%	8.74%	8.71%	8.53%	8.46%
Common equity Tier 1 ratio (CET1)	11.60%	11.58%	11.63%	11.54%	12.36%
Tier 1 leverage ratio	10.20%	10.14%	10.06%	9.56%	9.96%
Tier 1 risk-based capital ratio	11.60%	11.58%	11.63%	11.54%	12.36%
Total risk-based capital ratio	14.35%	14.36%	14.45%	15.07%	14.42%

(1)	Calculations of tangible common equity to tangible assets and the reconciliations to GAAP are included in the schedules accompanying this release.

Simmons First National Corporation	SFNC
Consolidated Investment Securities
For the Quarters Ended
(Unaudited)

	Jun 30 2026	Mar 31 2026	Dec 31 2025	Sep 30 2025	Jun 30 2025
($ in thousands)
Investment Securities - End of Period
Held-to-Maturity
U.S. Government agencies	$—	$—	$—	$—	$457,228
Mortgage-backed securities	—	—	—	—	1,024,313
State and political subdivisions	—	—	—	—	1,855,614
Other securities	—	—	—	—	254,376

Total held-to-maturity (net of credit losses)	—	—	—	—	3,591,531

Available-for-Sale
U.S. Treasury	$—	$—	$—	$—	$400
U.S. Government agencies	44,425	46,329	47,172	48,355	49,498
Mortgage-backed securities	2,061,760	2,128,732	2,201,958	2,249,593	1,349,991
State and political subdivisions	865,467	838,880	859,071	845,371	807,842
Other securities	105,529	138,345	158,020	175,958	197,589

Total available-for-sale (net of credit losses)	3,077,181	3,152,286	3,266,221	3,319,277	2,405,320

Total investment securities (net of credit losses)	$3,077,181	$3,152,286	$3,266,221	$3,319,277	$5,996,851

Fair value - HTM investment securities	$—	$—	$—	$—	$2,891,974

Simmons First National Corporation	SFNC
Consolidated Loans For the Quarters Ended (Unaudited)

	Jun 30 2026	Mar 31 2026	Dec 31 2025	Sep 30 2025	Jun 30 2025
($ in thousands)
Loan Portfolio - End of Period
Consumer:
Credit cards	$174,148	$172,610	$175,760	$173,020	$176,166
Other consumer	99,117	96,387	115,472	112,335	123,831

Total consumer	273,265	268,997	291,232	285,355	299,997
Real Estate:
Construction	2,577,630	2,621,859	2,873,807	2,874,823	2,784,578
Single-family residential	2,564,282	2,566,162	2,607,450	2,617,849	2,625,717
Other commercial real estate	8,828,771	8,764,648	8,289,968	7,875,649	7,961,412

Total real estate	13,970,683	13,952,669	13,771,225	13,368,321	13,371,707
Commercial:
Commercial	2,516,607	2,521,440	2,382,339	2,397,388	2,440,507
Agricultural	426,522	333,508	306,300	353,181	333,078

Total commercial	2,943,129	2,854,948	2,688,639	2,750,569	2,773,585
Other	875,292	856,269	741,083	784,572	665,807

Total loans	$18,062,369	$17,932,883	$17,492,179	$17,188,817	$17,111,096

Simmons First National Corporation	SFNC
Consolidated Allowance and Asset Quality
For the Quarters Ended
(Unaudited)

	Jun 30 2026	Mar 31 2026	Dec 31 2025	Sep 30 2025	Jun 30 2025
($ in thousands)
Allowance for Credit Losses on Loans
Beginning balance	$229,908	$224,377	$258,006	$253,537	$252,168
Loans charged off:
Credit cards	1,368	1,677	1,346	1,862	1,702
Other consumer	350	590	550	600	351
Real estate	5,465	6,629	25,850	1,350	1,450
Commercial	3,520	1,666	22,004	8,079	8,257

Total loans charged off	10,703	10,562	49,750	11,891	11,760
Recoveries of loans previously charged off:
Credit cards	244	468	347	257	334
Other consumer	381	301	163	303	294
Real estate	151	449	105	115	87
Commercial	812	253	390	505	469

Total recoveries	1,588	1,471	1,005	1,180	1,184

Net loans charged off	9,115	9,091	48,745	10,711	10,576
Provision for credit losses on loans	17,434	14,622	15,116	15,180	11,945

Balance, end of quarter	$238,227	$229,908	$224,377	$258,006	$253,537

Nonperforming assets
Nonperforming loans:
Nonaccrual loans	$165,295	$141,233	$111,791	$153,516	$156,453
Loans past due 90 days or more	753	647	948	423	709

Total nonperforming loans	166,048	141,880	112,739	153,939	157,162

Other nonperforming assets:
Foreclosed assets and other real estate owned	11,080	12,475	12,009	6,386	8,794
Other nonperforming assets	60	181	323	392	759

Total other nonperforming assets	11,140	12,656	12,332	6,778	9,553

Total nonperforming assets	$177,188	$154,536	$125,071	$160,717	$166,715

Loans past due 30-89 days (excluding nonaccrual)	$52,308	$91,245	$47,016	$19,207	$28,313
Ratios
Allowance for credit losses on loans to total loans	1.32%	1.28%	1.28%	1.50%	1.48%
Allowance for credit losses to nonperforming loans	143%	162%	199%	168%	161%
Nonperforming loans to total loans	0.92%	0.79%	0.64%	0.90%	0.92%
Nonperforming assets to total assets	0.72%	0.63%	0.51%	0.66%	0.62%
Annualized net charge offs to average loans (QTD)	0.20%	0.21%	1.12%	0.25%	0.25%
Annualized net charge offs to average loans (YTD)	0.21%	0.21%	0.47%	0.24%	0.24%
Annualized net credit card charge offs to average credit card loans (QTD)	2.57%	2.81%	2.23%	3.64%	2.99%
Loans past due 30-89 days to total loans	0.29%	0.51%	0.27%	0.11%	0.17%

Simmons First National Corporation	SFNC
Consolidated - Average Balance Sheet and Net Interest Income Analysis
For the Quarters Ended
(Unaudited)

	Three Months Ended Jun 2026			Three Months Ended Mar 2026			Three Months Ended Jun 2025
($ in thousands)	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
ASSETS
Earning assets:
Interest bearing balances due from banks and federal funds sold	$199,704	$2,058	4.13%	$251,620	$2,320	3.74%	$219,928	$2,531	4.62%
Investment securities - taxable	2,301,053	25,472	4.44%	2,408,546	26,311	4.43%	3,483,805	31,233	3.60%
Investment securities - non-taxable (FTE)	802,448	7,502	3.75%	820,278	7,542	3.73%	2,564,037	21,210	3.32%
Mortgage loans held for sale	13,556	202	5.98%	13,800	203	5.97%	13,063	221	6.79%
Assets held in trading accounts	14,731	136	3.70%	13,748	122	3.60%	—	—	0.00%
Loans - including fees (FTE)	17,956,572	275,339	6.15%	17,658,807	268,328	6.16%	17,046,802	266,250	6.26%

Total interest earning assets (FTE)	21,288,064	310,709	5.85%	21,166,799	304,826	5.84%	23,327,635	321,445	5.53%
Non-earning assets	3,349,957			3,366,206			3,317,496

Total assets	$24,638,021			$24,533,005			$26,645,131

LIABILITIES AND STOCKHOLDERS’ EQUITY
Interest bearing liabilities:
Interest bearing transaction and savings accounts	$11,192,627	$58,536	2.10%	$11,328,148	$57,653	2.06%	$11,220,060	$69,108	2.47%
Time deposits	4,406,355	36,996	3.37%	4,678,058	39,949	3.46%	5,820,499	57,231	3.94%

Total interest bearing deposits	15,598,982	95,532	2.46%	16,006,206	97,602	2.47%	17,040,559	126,339	2.97%
Federal funds purchased and securities sold under agreement to repurchase	57,758	426	2.96%	17,743	36	0.82%	32,565	59	0.73%
Other borrowings	635,693	5,873	3.71%	192,345	1,746	3.68%	960,817	10,613	4.43%
Subordinated notes and debentures	314,108	5,222	6.67%	318,635	5,262	6.70%	366,350	6,188	6.77%

Total interest bearing liabilities	16,606,541	107,053	2.59%	16,534,929	104,646	2.57%	18,400,291	143,199	3.12%

Noninterest bearing liabilities:
Noninterest bearing deposits	4,272,088			4,229,952			4,390,454
Other liabilities	280,861			297,864			308,223

Total liabilities	21,159,490			21,062,745			23,098,968
Stockholders’ equity	3,478,531			3,470,260			3,546,163

Total liabilities and stockholders’ equity	$24,638,021			$24,533,005			$26,645,131

Net interest income (FTE)		$203,656			$200,180			$178,246

Net interest spread (FTE)			3.26%			3.27%			2.41%

Net interest margin (FTE)			3.84%			3.84%			3.06%

Simmons First National Corporation	SFNC
Consolidated - Selected Financial Data
For the Quarters Ended
(Unaudited)

	Jun 30	Mar 31	Dec 31	Sep 30	Jun 30
	2026	2026	2025	2025	2025
($ in thousands, except share data)
QUARTER-TO-DATE
Financial Highlights - As Reported
Net Income (loss)	$66,691	$68,544	$78,078	$(562,792)	$54,773
Diluted earnings per share	0.46	0.47	0.54	(4.00)	0.43
Return on average assets	1.09%	1.13%	1.28%	-8.96%	0.82%
Return on average tangible assets (non-GAAP) (1)	1.19%	1.24%	1.40%	-9.46%	0.91%
Return on average common equity	7.69%	8.01%	9.08%	-66.29%	6.20%
Return on tangible common equity (non-GAAP) (1)	13.32%	13.90%	15.92%	-113.56%	10.73%
Net interest margin (FTE)	3.84%	3.84%	3.81%	3.50%	3.06%
Efficiency ratio (2)	58.72%	57.56%	55.52%	-25.11%	62.82%
FTE adjustment	3,029	3,012	2,890	3,811	6,422
Average diluted shares outstanding	145,323,958	145,340,410	145,210,222	140,648,704	126,406,453
Shares repurchased under plan	662,082	—	—	—	—
Average price of shares repurchased	21.52	—	—	—	—
Cash dividends declared per common share	0.215	0.215	0.213	0.213	0.213
Accretable yield on acquired loans	778	902	749	725	1,263
Financial Highlights - Adjusted (non-GAAP) (1)
Adjusted earnings	$72,171	$68,566	$78,975	$64,930	$56,071
Adjusted diluted earnings per share	0.50	0.47	0.54	0.46	0.44
Adjusted return on average assets	1.17%	1.13%	1.29%	1.03%	0.84%
Adjusted return on average tangible assets (non-GAAP) (1)	1.29%	1.24%	1.41%	1.13%	0.93%
Adjusted return on average common equity	8.32%	8.01%	9.19%	7.65%	6.34%
Adjusted return on tangible common equity	14.37%	13.91%	16.10%	13.62%	10.97%
Adjusted efficiency ratio (2)	54.26%	56.16%	53.64%	57.72%	60.52%
YEAR-TO-DATE
Financial Highlights - GAAP
Net Income (loss)	$135,235	$68,544	$(397,553)	$(475,631)	$87,161
Diluted earnings per share	0.93	0.47	(2.95)	(3.63)	0.69
Return on average assets	1.11%	1.13%	-1.55%	-2.44%	0.66%
Return on average tangible assets (non-GAAP) (1)	1.22%	1.24%	-1.60%	-2.54%	0.74%
Return on average common equity	7.85%	8.01%	-11.45%	-18.21%	4.94%
Return on tangible common equity (non-GAAP) (1)	13.61%	13.90%	-18.84%	-30.13%	8.67%
Net interest margin (FTE)	3.84%	3.84%	3.32%	3.17%	3.01%
Efficiency ratio (2)	58.15%	57.56%	460.26%	-329.30%	64.86%
FTE adjustment	6,041	3,012	19,537	16,647	12,836
Average diluted shares outstanding	145,335,181	145,340,410	134,731,180	131,132,891	126,325,650
Cash dividends declared per common share	0.430	0.215	0.850	0.638	0.425
Financial Highlights - Adjusted (non-GAAP) (1)
Adjusted earnings	$140,737	$68,566	$233,098	$154,123	$89,193
Adjusted diluted earnings per share	0.97	0.47	1.73	1.18	0.71
Adjusted return on average assets	1.15%	1.13%	0.91%	0.79%	0.67%
Adjusted return on average tangible assets (non-GAAP) (1)	1.26%	1.24%	1.00%	0.87%	0.75%
Adjusted return on average common equity	8.17%	8.01%	6.71%	5.90%	5.06%
Adjusted return on tangible common equity	14.14%	13.91%	11.78%	10.37%	8.86%
Adjusted efficiency ratio (2)	55.20%	56.16%	58.92%	60.90%	62.62%
END OF PERIOD
Book value per share	$24.11	$23.70	$23.62	$23.18	$28.17
Tangible book value per share	14.42	14.03	13.91	13.45	16.97
Shares outstanding	144,442,482	145,058,331	144,762,817	144,703,075	125,996,248
Full-time equivalent employees	2,909	2,913	2,917	2,883	2,947
Total number of financial centers	220	221	222	223	223

(1)	Non-GAAP measurement that management believes aids in the understanding and discussion of results. Reconciliations to GAAP are included in the schedules accompanying this release.
(2)

Efficiency ratio is noninterest expense as a percent of net interest income (fully taxable equivalent) and noninterest revenues. Adjusted efficiency ratio is noninterest expense before foreclosed property expense, amortization of intangibles and certain adjusting items as a percent of net interest income (fully taxable equivalent) and noninterest revenues, excluding gains and losses from securities transactions and certain adjusting items, and is a non-GAAP measurement.

Simmons First National Corporation	SFNC
Reconciliation Of Non-GAAP Financial Measures - Adjusted Earnings - Quarter-to-Date
For the Quarters Ended
(Unaudited)

	Jun 30	Mar 31	Dec 31	Sep 30	Jun 30
	2026	2026	2025	2025	2025
(in thousands, except per share data)
QUARTER-TO-DATE
Net income (loss)	$66,691	$68,544	$78,078	$(562,792)	$54,773
Certain items (non-GAAP)
Loss on early extinguishment of debt	—	—	—	570	—
FDIC Deposit Insurance special assessment	—	(1,984)	—	—	—
Certain professional services	—	1,200	—	—	—
Severance/early retirement program costs	1,320	283	—	305	1,594
Termination of vendor and software services	—	—	12	—	—
Loss on sale of Equipment Finance business	—	—	1,118	—	—
Loss (gain) on sale of securities	—	—	—	801,492	—
Branch/real estate rightsizing costs, net	6,099	531	85	2,004	163
Tax effect of certain items (1)	(1,939)	(8)	(318)	(176,649)	(459)

Certain items, net of tax	5,480	22	897	627,722	1,298

Adjusted earnings (non-GAAP) (2)	$72,171	$68,566	$78,975	$64,930	$56,071

Diluted earnings per share	$0.46	$0.47	$0.54	$(4.00)	$0.43
Certain items (non-GAAP)
Loss on early extinguishment of debt	—	—	—	—	—
FDIC Deposit Insurance special assessment	—	(0.01)	—	—	—
Certain professional services	—	0.01	—	—	—
Severance/early retirement program costs	0.01	—	—	—	0.01
Termination of vendor and software services	—	—	—	—	—
Loss on sale of Equipment Finance business	—	—	0.01	—	—
Loss (gain) on sale of securities	—	—	—	5.70	—
Branch/real estate rightsizing costs, net	0.04	—	—	0.01	—
Tax effect of certain items (1)	(0.01)	—	(0.01)	(1.25)	—

Certain items, net of tax	0.04	—	—	4.46	0.01

Adjusted diluted earnings per share (non-GAAP)	$0.50	$0.47	$0.54	$0.46	$0.44

(1)	Actual tax rate of 21.946% on 2025 loss on sale of securities. Effective rate of 26.135% on all other items.
(2)	In this press release, “Adjusted Earnings” may also be referred to as “Adjusted Net Income.”

Reconciliation of Certain Noninterest Income and Expense Items (non-GAAP)

QUARTER-TO-DATE
Noninterest income	$47,939	$44,197	$51,708	$(756,187)	$42,354
Certain noninterest income items
Loss on early extinguishment of debt	—	—	—	570	—
Loss (gain) on sale of securities	—	—	—	801,492	—

Adjusted noninterest income (non-GAAP)	$47,939	$44,197	$51,708	$45,875	$42,354

Other income	$8,599	$4,827	$12,365	$6,141	$4,837
Certain other income items
Loss on early extinguishment of debt	—	—	—	570	—

Adjusted other income (non-GAAP)	$8,599	$4,827	$12,365	$6,711	$4,837

Noninterest expense	$147,739	$140,673	$139,862	$142,032	$138,589
Certain noninterest expense items
Severance/early retirement program costs	(1,320)	(283)	—	(305)	(1,594)
FDIC Deposit Insurance special assessment	—	1,984	—	—	—
Certain professional services	—	(1,200)	—	—	—
Termination of vendor and software services	—	—	(12)	—	—
Loss on sale of Equipment Finance business	—	—	(1,118)	—	—
Branch/real estate rightsizing costs	(6,099)	(531)	(85)	(2,004)	(163)

Adjusted noninterest expense (non-GAAP)	140,320	140,643	138,647	139,723	136,832
Less: Fraud event	—	—	—	—	—

Adjusted noninterest expense, excluding fraud event (non-GAAP)	$140,320	$140,643	$138,647	$139,723	$136,832

Salaries and employee benefits	$75,590	$75,885	$72,924	$76,249	$73,862
Certain salaries and employee benefits items
Severance/early retirement program costs	(1,320)	(283)	—	(305)	(1,594)
Other	4	—	—	(1)	1

Adjusted salaries and employee benefits (non-GAAP)	$74,274	$75,602	$72,924	$75,943	$72,269

Other operating expenses	$46,550	$44,537	$44,830	$43,027	$42,276
Certain other operating expenses items
Certain professional services	—	(1,200)	—	—	—
Termination of vendor and software services	—	—	(12)	—	—
Loss on sale of Equipment Finance business	—	—	(1,118)	—	—
Branch/real estate rightsizing costs	(2,399)	(205)	327	(1,556)	255

Adjusted other operating expenses (non-GAAP)	$44,151	$43,132	$44,027	$41,471	$42,531

Simmons First National Corporation	SFNC
Reconciliation Of Non-GAAP Financial Measures - Adjusted Earnings - Year-to-Date For the Quarters Ended (Unaudited)

	Jun 30 2026	Mar 31 2026	Dec 31 2025	Sep 30 2025	Jun 30 2025
(in thousands, except per share data)
YEAR-TO-DATE
Net income (loss)	$135,235	$68,544	$(397,553)	$(475,631)	$87,161
Certain items (non-GAAP)
Loss on early extinguishment of debt	—	—	570	570	—
FDIC Deposit Insurance special assessment	(1,984)	(1,984)	—	—	—
Certain professional services	1,200	1,200	—	—	—
Severance/early retirement program costs	1,603	283	1,899	1,899	1,594
Termination of vendor and software services	—	—	12	—	—
Loss on sale of Equipment Finance business	—	—	1,118	—	—
Loss (gain) on sale of securities	—	—	801,492	801,492	—
Branch/real estate rightsizing costs, net	6,630	531	3,246	3,161	1,157
Tax effect of certain items (1)	(1,947)	(8)	(177,686)	(177,368)	(719)

Certain items, net of tax	5,502	22	630,651	629,754	2,032

Adjusted earnings (non-GAAP) (2)	$140,737	$68,566	$233,098	$154,123	$89,193

Diluted earnings per share	$0.93	$0.47	$(2.95)	$(3.63)	$0.69
Certain items (non-GAAP)
Loss on early extinguishment of debt	—	—	0.01	—	—
FDIC Deposit Insurance special assessment	(0.01)	(0.01)	—	—	—
Certain professional services	0.01	0.01	—	—	—
Severance/early retirement program costs	0.01	—	0.01	0.02	0.01
Termination of vendor and software services	—	—	—	—	—
Loss on sale of Equipment Finance business	—	—	0.01	—	—
Loss (gain) on sale of securities	—	—	5.95	6.11	—
Branch/real estate rightsizing costs, net	0.04	—	0.02	0.02	0.01
Tax effect of certain items (1)	(0.01)	—	(1.32)	(1.34)	—

Certain items, net of tax	0.04	—	4.68	4.81	0.02

Adjusted diluted earnings per share (non-GAAP)	$0.97	$0.47	$1.73	$1.18	$0.71

(1)	Actual tax rate of 21.946% on 2025 loss on sale of securities. Effective rate of 26.135% on all other items.
(2)	In this press release, “Adjusted Earnings” may also be referred to as “Adjusted Net Income.”

Reconciliation of Certain Noninterest Income and Expense Items (non-GAAP)

YEAR-TO-DATE
Noninterest income	$92,136	$44,197	$(615,970)	$(667,678)	$88,509
Certain noninterest income items
Loss on early extinguishment of debt	—	—	570	570	—
Loss (gain) on sale of securities	—	—	801,492	801,492	—

Adjusted noninterest income (non-GAAP)	$92,136	$44,197	$186,092	$134,384	$88,509

Other income	$13,426	$4,827	$31,350	$18,985	$12,844
Certain other income items
Loss on early extinguishment of debt	—	—	570	570	—

Adjusted other income (non-GAAP)	$13,426	$4,827	$31,920	$19,555	$12,844

Noninterest expense	$288,412	$140,673	$565,063	$425,201	$283,169
Certain noninterest expense items
Severance/early retirement program costs	(1,603)	(283)	(1,899)	(1,899)	(1,594)
FDIC Deposit Insurance special assessment	1,984	1,984	—	—	—
Certain professional services	(1,200)	(1,200)	—	—	—
Termination of vendor and software services	—	—	(12)	—	—
Loss on sale of Equipment Finance business	—	—	(1,118)	—	—
Branch/real estate rightsizing costs	(6,630)	(531)	(3,246)	(3,161)	(1,157)

Adjusted noninterest expense (non-GAAP)	280,963	140,643	558,788	420,141	280,418
Less: Fraud event	—	—	(4,300)	(4,300)	(4,300)

Adjusted noninterest expense, excluding fraud event (non-GAAP)	$280,963	$140,643	$554,488	$415,841	$276,118

Salaries and employee benefits	$151,475	$75,885	$297,859	$224,935	$148,686
Certain salaries and employee benefits items
Severance/early retirement program costs	(1,603)	(283)	(1,899)	(1,899)	(1,594)
Other	4	—	—	—	1

Adjusted salaries and employee benefits (non-GAAP)	$149,876	$75,602	$295,960	$223,036	$147,093

Other operating expenses	$91,087	$44,537	$176,184	$131,354	$88,327
Certain other operating expenses items
Certain professional services	(1,200)	(1,200)	—	—	—
Termination of vendor and software services	—	—	(12)	—	—
Loss on sale of Equipment Finance business	—	—	(1,118)	—	—
Branch/real estate rightsizing costs	(2,604)	(205)	(1,135)	(1,462)	94

Adjusted other operating expenses (non-GAAP)	$87,283	$43,132	$173,919	$129,892	$88,421

Simmons First National Corporation	SFNC
Reconciliation Of Non-GAAP Financial Measures - End of Period
For the Quarters Ended
(Unaudited)

	Jun 30	Mar 31	Dec 31	Sep 30	Jun 30
	2026	2026	2025	2025	2025
($ in thousands, except per share data)
Calculation of Tangible Common Equity and the Ratio of Tangible Common Equity to Tangible Assets
Total common stockholders’ equity	$3,481,859	$3,437,734	$3,419,240	$3,353,963	$3,549,210
Intangible assets:
Goodwill	(1,320,799)	(1,320,799)	(1,320,799)	(1,320,799)	(1,320,799)
Other intangible assets	(78,228)	(81,325)	(84,423)	(87,520)	(90,617)

Total intangibles	(1,399,027)	(1,402,124)	(1,405,222)	(1,408,319)	(1,411,416)

Tangible common stockholders’ equity	$2,082,832	$2,035,610	$2,014,018	$1,945,644	$2,137,794

Total assets	$24,776,816	$24,692,783	$24,540,877	$24,208,162	$26,693,620
Intangible assets:
Goodwill	(1,320,799)	(1,320,799)	(1,320,799)	(1,320,799)	(1,320,799)
Other intangible assets	(78,228)	(81,325)	(84,423)	(87,520)	(90,617)

Total intangibles	(1,399,027)	(1,402,124)	(1,405,222)	(1,408,319)	(1,411,416)

Tangible assets	$23,377,789	$23,290,659	$23,135,655	$22,799,843	$25,282,204

Ratio of common equity to assets	14.05%	13.92%	13.93%	13.85%	13.30%

Ratio of tangible common equity to tangible assets	8.91%	8.74%	8.71%	8.53%	8.46%

Calculation of Tangible Book Value per Share
Total common stockholders’ equity	$3,481,859	$3,437,734	$3,419,240	$3,353,963	$3,549,210
Intangible assets:
Goodwill	(1,320,799)	(1,320,799)	(1,320,799)	(1,320,799)	(1,320,799)
Other intangible assets	(78,228)	(81,325)	(84,423)	(87,520)	(90,617)

Total intangibles	(1,399,027)	(1,402,124)	(1,405,222)	(1,408,319)	(1,411,416)

Tangible common stockholders’ equity	$2,082,832	$2,035,610	$2,014,018	$1,945,644	$2,137,794

Shares of common stock outstanding	144,442,482	145,058,331	144,762,817	144,703,075	125,996,248

Book value per common share	$24.11	$23.70	$23.62	$23.18	$28.17

Tangible book value per common share	$14.42	$14.03	$13.91	$13.45	$16.97

Calculation of Coverage Ratio of Uninsured, Non-Collateralized Deposits
Uninsured deposits at Simmons Bank	$7,213,361	$7,385,688	$9,640,677	$9,565,766	$8,407,847
Less: Collateralized deposits (excluding portion that is FDIC insured)	2,385,340	2,509,728	2,363,327	2,169,362	2,691,215
Less: Intercompany eliminations	324,404	432,795	2,729,191	2,937,147	1,121,932

Total uninsured, non-collateralized deposits	$4,503,617	$4,443,165	$4,548,159	$4,459,257	$4,594,700

FHLB borrowing availability	$5,412,000	$5,831,000	$5,999,000	$6,134,000	$5,133,000
Unpledged securities	1,488,000	1,571,000	1,480,000	1,575,000	3,697,000
Fed funds lines, Fed discount window and Bank Term Funding Program (1)	1,953,000	1,595,000	1,836,000	1,824,000	1,894,000

Additional liquidity sources	$8,853,000	$8,997,000	$9,315,000	$9,533,000	$10,724,000

Uninsured, non-collateralized deposit coverage ratio	2.0	2.0	2.0	2.1	2.3

(1)	The Bank Term Funding Program closed for new loans on March 11, 2024. At no time did Simmons borrow funds under this program.

Simmons First National Corporation	SFNC
Reconciliation Of Non-GAAP Financial Measures – Quarter-to-Date
For the Quarters Ended
(Unaudited)

	Jun 30	Mar 31	Dec 31	Sep 30	Jun 30
	2026	2026	2025	2025	2025
($ in thousands)
Calculation of Adjusted Return on Average Assets & Average Tangible Assets
Net income (loss)	$66,691	$68,544	$78,078	$(562,792)	$54,773
Amortization of intangibles, net of taxes	2,287	2,288	2,288	2,287	2,289

Total adjusted tangible net income (non-GAAP)	$68,978	$70,832	$80,366	$(560,505)	$57,062

Certain items (non-GAAP)
Loss on early extinguishment of debt	—	—	—	570	—
FDIC Deposit Insurance special assessment	—	(1,984)	—	—	—
Certain professional services	—	1,200	—	—	—
Severance/early retirement program costs	1,320	283	—	305	1,594
Termination of vendor and software services	—	—	12	—	—
Loss on sale of Equipment Finance business	—	—	1,118	—	—
Loss (gain) on sale of securities	—	—	—	801,492	—
Branch/real estate rightsizing costs, net	6,099	531	85	2,004	163
Tax effect of certain items (1)	(1,939)	(8)	(318)	(176,649)	(459)

Adjusted earnings (non-GAAP)	72,171	68,566	78,975	64,930	56,071
Amortization of intangibles, net of taxes	2,287	2,288	2,288	2,287	2,289

Total adjusted tangible net income (non-GAAP)	$74,458	$70,854	$81,263	$67,217	$58,360

Average total assets	$24,638,021	$24,533,005	$24,254,447	$24,914,922	$26,645,131
Average intangible assets:
Goodwill	(1,320,799)	(1,320,799)	(1,320,799)	(1,320,799)	(1,320,799)
Other intangibles	(80,123)	(83,248)	(86,206)	(89,349)	(92,432)

Total average intangibles	(1,400,922)	(1,404,047)	(1,407,005)	(1,410,148)	(1,413,231)

Average tangible assets (non-GAAP)	$23,237,099	$23,128,958	$22,847,442	$23,504,774	$25,231,900

Return on average assets	1.09%	1.13%	1.28%	-8.96%	0.82%

Adjusted return on average assets (non-GAAP)	1.17%	1.13%	1.29%	1.03%	0.84%

Return on average tangible assets (non-GAAP)	1.19%	1.24%	1.40%	-9.46%	0.91%

Adjusted return on average tangible assets (non-GAAP)	1.29%	1.24%	1.41%	1.13%	0.93%

Calculation of Return on Tangible Common Equity
Net income (loss) available to common stockholders	$66,691	$68,544	$78,078	$(562,792)	$54,773
Amortization of intangibles, net of taxes	2,287	2,288	2,288	2,287	2,289

Total income available to common stockholders	$68,978	$70,832	$80,366	$(560,505)	$57,062

Certain items (non-GAAP)
Loss on early extinguishment of debt	—	—	—	570	—
FDIC Deposit Insurance special assessment	—	(1,984)	—	—	—
Certain professional services	—	1,200	—	—	—
Severance/early retirement program costs	1,320	283	—	305	1,594
Termination of vendor and software services	—	—	12	—	—
Loss on sale of Equipment Finance business	—	—	1,118	—	—
Loss (gain) on sale of securities	—	—	—	801,492	—
Branch/real estate rightsizing costs, net	6,099	531	85	2,004	163
Tax effect of certain items (1)	(1,939)	(8)	(318)	(176,649)	(459)

Adjusted earnings (non-GAAP)	72,171	68,566	78,975	64,930	56,071
Amortization of intangibles, net of taxes	2,287	2,288	2,288	2,287	2,289

Total adjusted earnings available to common stockholders (non-GAAP)	$74,458	$70,854	$81,263	$67,217	$58,360

Average common stockholders’ equity	$3,478,531	$3,470,260	$3,410,017	$3,368,308	$3,546,163
Average intangible assets:
Goodwill	(1,320,799)	(1,320,799)	(1,320,799)	(1,320,799)	(1,320,799)
Other intangibles	(80,123)	(83,248)	(86,206)	(89,349)	(92,432)

Total average intangibles	(1,400,922)	(1,404,047)	(1,407,005)	(1,410,148)	(1,413,231)

Average tangible common stockholders’ equity (non-GAAP)	$2,077,609	$2,066,213	$2,003,012	$1,958,160	$2,132,932

Return on average common equity	7.69%	8.01%	9.08%	-66.29%	6.20%

Return on tangible common equity	13.32%	13.90%	15.92%	-113.56%	10.73%

Adjusted return on average common equity (non-GAAP)	8.32%	8.01%	9.19%	7.65%	6.34%

Adjusted return on tangible common equity (non-GAAP)	14.37%	13.91%	16.10%	13.62%	10.97%

(1)	Actual tax rate of 21.946% on 2025 loss on sale of securities. Effective rate of 26.135% on all other items.

Simmons First National Corporation	SFNC
Reconciliation Of Non-GAAP Financial Measures - Quarter-to-Date (continued)
For the Quarters Ended
(Unaudited)

	Jun 30	Mar 31	Dec 31	Sep 30	Jun 30
	2026	2026	2025	2025	2025
($ in thousands)
Calculation of Efficiency Ratio and Adjusted Efficiency Ratio (1)
Noninterest expense (efficiency ratio numerator)	$147,739	$140,673	$139,862	$142,032	$138,589
Certain noninterest expense items (non-GAAP)
Severance/early retirement program costs	(1,320)	(283)	—	(305)	(1,594)
FDIC Deposit Insurance special assessment	—	1,984	—	—	—
Certain professional services	—	(1,200)	—	—	—
Termination of vendor and software services	—	—	(12)	—	—
Loss on sale of Equipment Finance business	—	—	(1,118)	—	—
Branch/real estate rightsizing costs	(6,099)	(531)	(85)	(2,004)	(163)
Other real estate and foreclosure expense adjustment	(695)	(315)	(432)	(200)	(216)
Amortization of intangibles adjustment	(3,097)	(3,097)	(3,097)	(3,097)	(3,098)

Adjusted efficiency ratio numerator	$136,528	$137,231	$135,118	$136,426	$133,518

Net interest income	$200,627	$197,168	$197,296	$186,661	$171,824
Noninterest income	47,939	44,197	51,708	(756,187)	42,354
Fully tax-equivalent adjustment (2)	3,029	3,012	2,890	3,811	6,422

Efficiency ratio denominator	251,595	244,377	251,894	(565,715)	220,600
Certain noninterest income items (non-GAAP)
Loss on early extinguishment of debt	—	—	—	570	—
(Gain) loss on sale of securities	—	—	—	801,492	—

Adjusted efficiency ratio denominator	$251,595	$244,377	$251,894	$236,347	$220,600

Efficiency ratio (1)	58.72%	57.56%	55.52%	-25.11%	62.82%

Adjusted efficiency ratio (non-GAAP) (1)	54.26%	56.16%	53.64%	57.72%	60.52%

Calculation of Total Revenue and Adjusted Total Revenue
Net interest income	$200,627	$197,168	$197,296	$186,661	$171,824
Noninterest income	47,939	44,197	51,708	(756,187)	42,354

Total revenue	248,566	241,365	249,004	(569,526)	214,178
Certain items, pre-tax (non-GAAP)
Plus: Loss on early extinguishment of debt	—	—	—	570	—
Less: Gain (loss) on sale of securities	—	—	—	(801,492)	—

Adjusted total revenue	$248,566	$241,365	$249,004	$232,536	$214,178

Calculation of Pre-Provision Net Revenue (PPNR)
Net interest income	$200,627	$197,168	$197,296	$186,661	$171,824
Noninterest income	47,939	44,197	51,708	(756,187)	42,354

Total revenue	248,566	241,365	249,004	(569,526)	214,178
Less: Noninterest expense	147,739	140,673	139,862	142,032	138,589

Pre-Provision Net Revenue (PPNR)	$100,827	$100,692	$109,142	$(711,558)	$75,589

Calculation of Adjusted Pre-Provision Net Revenue
Pre-Provision Net Revenue (PPNR)	$100,827	$100,692	$109,142	$(711,558)	$75,589
Certain items, pre-tax (non-GAAP)
Plus: Loss on early extinguishment of debt	—	—	—	570	—
Plus: Loss (gain) on sale of securities	—	—	—	801,492	—
Plus: FDIC Deposit Insurance special assessment	—	(1,984)	—	—	—
Plus: Certain professional services	—	1,200	—	—	—
Plus: Severance/early retirement program costs	1,320	283	—	305	1,594
Plus: Termination of vendor and software services	—	—	12	—	—
Plus: Loss on sale of Equipment Finance business	—	—	1,118	—	—
Plus: Branch/real estate rightsizing costs, net	6,099	531	85	2,004	163

Adjusted Pre-Provision Net Revenue	$108,246	$100,722	$110,357	$92,813	$77,346

(1)

Efficiency ratio is noninterest expense as a percent of net interest income (fully taxable equivalent} and noninterest revenues. Adjusted efficiency ratio is noninterest expense before foreclosed property expense, amortization of intangibles and certain adjusting items as a percent of net interest income (fully taxable equivalent) and noninterest revenues, excluding gains and losses from securities transactions and certain adjusting items, and is a non-GAAP measurement.

(2)	Actual tax rate of 21.946% on 2025 loss on sale of securities. Effective rate of 26.135% on all other items.

Simmons First National Corporation	SFNC
Reconciliation Of Non-GAAP Financial Measures - Year-to-Date
For the Quarters Ended
(Unaudited)

	Jun 30	Mar 31	Dec 31	Sep 30	Jun 30
	2026	2026	2025	2025	2025
($ in thousands)
Calculation of Adjusted Return on Average Assets & Average Tangible Assets
Net income (loss)	$135,235	$68,544	$(397,553)	$(475,631)	$87,161
Amortization of intangibles, net of taxes	4,575	2,288	9,469	7,181	4,894

Total adjusted tangible net income (non-GAAP)	$139,810	$70,832	$(388,084)	$(468,450)	$92,055

Certain items (non-GAAP)
Loss on early extinguishment of debt	—	—	570	570	—
FDIC Deposit Insurance special assessment	(1,984)	(1,984)	—	—	—
Certain professional services	1,200	1,200	—	—	—
Severance/early retirement program costs	1,603	283	1,899	1,899	1,594
Termination of vendor and software services	—	—	12	—	—
Loss on sale of Equipment Finance business	—	—	1,118	—	—
Loss (gain) on sale of securities	—	—	801,492	801,492	—
Branch/real estate rightsizing costs, net	6,630	531	3,246	3,161	1,157
Tax effect of certain items (1)	(1,947)	(8)	(177,686)	(177,368)	(719)

Adjusted earnings (non-GAAP)	140,737	68,566	233,098	154,123	89,193
Amortization of intangibles, net of taxes	4,575	2,288	9,469	7,181	4,894

Total adjusted tangible net income (non-GAAP)	$145,312	$70,854	$242,567	$161,304	$94,087

Average total assets	$24,585,803	$24,533,005	$25,614,700	$26,073,100	$26,661,787
Average intangible assets:
Goodwill	(1,320,799)	(1,320,799)	(1,320,799)	(1,320,799)	(1,320,799)
Other intangibles	(81,677)	(83,248)	(90,913)	(92,499)	(94,100)

Total average intangibles	(1,402,476)	(1,404,047)	(1,411,712)	(1,413,298)	(1,414,899)

Average tangible assets (non-GAAP)	$23,183,327	$23,128,958	$24,202,988	$24,659,802	$25,246,888

Return on average assets	1.11%	1.13%	-1.55%	-2.44%	0.66%

Adjusted return on average assets (non-GAAP)	1.15%	1.13%	0.91%	0.79%	0.67%

Return on average tangible assets (non-GAAP)	1.22%	1.24%	-1.60%	-2.54%	0.74%

Adjusted return on average tangible assets (non-GAAP)	1.26%	1.24%	1.00%	0.87%	0.75%

Calculation of Return on Tangible Common Equity
Net income (loss) available to common stockholders	$135,235	$68,544	$(397,553)	$(475,631)	$87,161
Amortization of intangibles, net of taxes	4,575	2,288	9,469	7,181	4,894

Total income available to common stockholders	$139,810	$70,832	$(388,084)	$(468,450)	$92,055

Certain items (non-GAAP)
Loss on early extinguishment of debt	—	—	570	570	—
FDIC Deposit Insurance special assessment	(1,984)	(1,984)	—	—	—
Certain professional services	1,200	1,200	—	—	—
Severance/early retirement program costs	1,603	283	1,899	1,899	1,594
Termination of vendor and software services	—	—	12	—	—
Loss on sale of Equipment Finance business	—	—	1,118	—	—
Loss (gain) on sale of securities	—	—	801,492	801,492	—
Branch/real estate rightsizing costs, net	6,630	531	3,246	3,161	1,157
Tax effect of certain items (1)	(1,947)	(8)	(177,686)	(177,368)	(719)

Adjusted earnings (non-GAAP)	140,737	68,566	233,098	154,123	89,193
Amortization of intangibles, net of taxes	4,575	2,288	9,469	7,181	4,894

Total adjusted earnings available to common stockholders (non-GAAP)	$145,312	$70,854	$242,567	$161,304	$94,087

Average common stockholders’ equity	$3,474,419	$3,470,260	$3,471,531	$3,492,261	$3,555,265
Average intangible assets:
Goodwill	(1,320,799)	(1,320,799)	(1,320,799)	(1,320,799)	(1,320,799)
Other intangibles	(81,677)	(83,248)	(90,913)	(92,499)	(94,100)

Total average intangibles	(1,402,476)	(1,404,047)	(1,411,712)	(1,413,298)	(1,414,899)

Average tangible common stockholders’ equity (non-GAAP)	$2,071,943	$2,066,213	$2,059,819	$2,078,963	$2,140,366

Return on average common equity	7.85%	8.01%	-11.45%	-18.21%	4.94%

Return on tangible common equity	13.61%	13.90%	-18.84%	-30.13%	8.67%

Adjusted return on average common equity (non-GAAP)	8.17%	8.01%	6.71%	5.90%	5.06%

Adjusted return on tangible common equity (non-GAAP)	14.14%	13.91%	11.78%	10.37%	8.86%

(1)	Actual tax rate of 21.946% on 2025 loss on sale of securities. Effective rate of 26.135% on all other items.

Simmons First National Corporation	SFNC
Reconciliation Of Non-GAAP Financial Measures - Year-to-Date
For the Quarters Ended
(Unaudited)

	Jun 30	Mar 31	Dec 31	Sep 30	Jun 30
	2026	2026	2025	2025	2025
($ in thousands)
Calculation of Efficiency Ratio and Adjusted Efficiency Ratio (1)
Noninterest expense (efficiency ratio numerator)	$288,412	$140,673	$565,063	$425,201	$283,169
Certain noninterest expense items (non-GAAP)
Severance/early retirement program costs	(1,603)	(283)	(1,899)	(1,899)	(1,594)
FDIC Deposit Insurance special assessment	1,984	1,984	—	—	—
Certain professional services	(1,200)	(1,200)	—	—	—
Termination of vendor and software services	—	—	(12)	—	—
Loss on sale of Equipment Finance business	—	—	(1,118)	—	—
Branch/real estate rightsizing costs	(6,630)	(531)	(3,246)	(3,161)	(1,157)
Other real estate and foreclosure expense adjustment	(1,003)	(308)	(1,046)	(614)	(414)
Amortization of intangibles adjustment	(6,194)	(3,097)	(12,819)	(9,722)	(6,625)

Adjusted efficiency ratio numerator	$273,766	$137,238	$544,923	$409,805	$273,379

Net interest income	$397,795	$197,168	$719,203	$521,907	$335,246
Noninterest income	92,136	44,197	(615,970)	(667,678)	88,509
Fully tax-equivalent adjustment (2)	6,041	3,012	19,537	16,647	12,836

Efficiency ratio denominator	495,972	244,377	122,770	(129,124)	436,591
Certain noninterest income items (non-GAAP)
Loss on early extinguishment of debt	—	—	570	570	—
(Gain) loss on sale of securities	—	—	801,492	801,492	—

Adjusted efficiency ratio denominator	$495,972	$244,377	$924,832	$672,938	$436,591

Efficiency ratio (1)	58.15%	57.56%	460.26%	-329.30%	64.86%

Adjusted efficiency ratio (non-GAAP) (1)	55.20%	56.16%	58.92%	60.90%	62.62%

(1)

Efficiency ratio is noninterest expense as a percent of net interest income (fully taxable equivalent) and noninterest revenues. Adjusted efficiency ratio is noninterest expense before foreclosed property expense, amortization of intangibles and certain adjusting items as a percent of net interest income (fully taxable equivalent) and noninterest revenues, excluding gains and losses from securities transactions and certain adjusting items, and is a non-GAAP measurement.

(2)	Actual tax rate of 21.946% on 2025 loss on sale of securities. Effective rate of 26.135% on all other items.